Exhibit 99.1

Reliance Global Group Achieves 61% Increase in Revenue for the Third Quarter of 2022

Highly Successful RELI Exchange Platform Helping Drive Revenue Growth

Company to Host Conference Call Today at 12:00 PM

LAKEWOOD, N.J., November 15, 2022 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”), which combines artificial intelligence (AI) and cloud-based technologies with the personalized experience of a traditional insurance agency, yesterday provided a business update and reported financial results for the third quarter ended September 30, 2022.

Ezra Beyman, CEO of Reliance Global Group, commented, “We are extremely pleased to report a 61% year-over-year increase in revenue for the third quarter of 2022. Our strong growth has been fueled by our recent acquisitions, including Barra & Associates, which was successfully relaunched as RELI Exchange earlier this year. With the RELI Exchange platform, we believe we have built a best-in-class InsurTech platform and are not aware of any other offering in the insurance industry with its speed or versatility. The platform enables agents to quickly generate side by side quote comparisons across a broad universe of carriers, to ensure they are getting the best policies and value for their clients. RELI Exchange also simplifies an agent’s back-office burden and reduces their costs by streamlining their operations and minimizing paperwork, thus providing an agent more time to focus on clients, selling policies, and growing their business. The platform has scaled even faster than anticipated, as independent agents continue to join the network. I am pleased to report RELI Exchange now has more than 120 agency partners, up from just 65 a few short months ago.”

“We continue to add additional streams of revenue for our agency partners, which we believe will make RELI Exchange an even more compelling value proposition and help further accelerate growth of the platform. As an example, we recently added a new referral partnership with NRS Funding, whereby RELI Exchange agents are now able to offer their clients merchant cash advance services. In addition, there are several other services that are in the pipeline which we believe we will be rolling out to RELI Exchange agency partners in the near future.”

“Overall, we remain committed to achieving our goal of building RELI Exchange into the largest agency partner network in the U.S. and, based on our results to date, we believe we are moving in the right direction. In addition, we believe that our highly scalable business model will drive significant shareholder value as we move forward.”

Financial results for the three months ended September 30, 2022

●	Revenue for the three months ended September 30, 2022, was approximately $4.2 million, an increase of approximately 61%, compared to $2.6 million for the three months ended September 30, 2021. The increase of $1.6 million was primarily driven by organic growth and the additional insurance agencies acquired in 2022.

●	Operating expenses for the three months ended September 30, 2022, were approximately $5.7 million, compared to approximately $3.1 million for the three months ended September 30, 2021. The increase was primarily attributable to commission expense, salaries and wages, general & administrative, and advertising & marketing costs, which increased due to a combination of organic growth and the inclusion of the agencies acquired in 2022. Operating expenses for the three months ended September 30, 2022 include approximately $1 million of non-cash and non-recurring expenses.

●	Net income for three months ended September 30, 2022, was approximately $6.1 million, compared to a loss of $595 thousand for the same period last year. The increase was primarily attributable to the $7.9 million change in fair value of the warrant liabilities.

Financial results for the nine months ended September 30, 2022

●	Revenue for the nine months ended September 30, 2022, was approximately $12.6 million, an increase of approximately 78%, compared to $7.1 million for the nine months ended September 30, 2021. The increase was primarily driven by organic growth and the additional insurance agencies acquired in 2022.

●	Operating expenses for the nine months ended September 30, 2022, were approximately $18.5 million, compared to approximately $9.2 million for the nine months ended September 30, 2021. The increase was primarily attributable to commission expense, salaries and wages, general & administrative, and advertising & marketing costs, which increased due to a combination of organic growth and the inclusion of the agencies acquired in 2022. Operating expenses for the nine months ended September 30, 2022 include approximately $4.4 million of non-cash and non-recurring expenses.

●	Net income for nine months ended September 30, 2022, was approximately $26.0 million, compared to a loss of $2.5 million for the same period last year. The increase was primarily attributable to the $32.4 million change in fair value of the warrant liabilities.

The complete financial results are available in the Company’s Form 10-Q, which was filed with the U.S. Securities & Exchange Commission yesterday.

Conference Call

Reliance Global Group will host a conference call today at 12:00 P.M. Eastern Time to discuss the Company’s financial results for the third quarter ended September 30, 2022, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 905469. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2381/47068 or on the investor relations section of the Company’s website at https://relianceglobalgroup.com/investor-relations/.

A webcast replay will also be available on the Company’s Investors section of the website (https://relianceglobalgroup.com/investor-relations/) through November 16, 2023. A telephone replay of the call will be available approximately one hour following the call, through November 29, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 47068.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) an InsurTech pioneer, is working to transform the traditional insurance agency model by combining artificial intelligence (AI) and automation, with the personalized experience of a traditional insurance agency model. Reliance Global Group’s growth strategy includes the organic expansion of 5MinuteInsure.com, it’s online business-to-consumer platform that utilizes artificial intelligence and data mining, to provide competitive insurance quotes within 5 minutes, and RELI Exchange, it’s B2B InsurTech platform and agency partner network for insurance agents and agencies, designed to give independent agents an entire suite of business development tools and the ability to effectively compete with national agencies. Additional information about the Company is available at https://www.relianceglobalgroup.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: RELI@crescendo-ir.com